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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant [_]

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[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                                SEQUENOM,INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:  Filed by Sequenom, Inc. pursuant to Rule 14a-12 under the Securities
        Exchange Act of 1934, as amended.
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Lovells                                                 65 Holborn Viaduct
Press Information                                       London EC1A2DY
                                                        Tel: +44(0) 20 7296 2000
1 June 2001                                             Fax: +44(0) 20 7296 2001

SEQUENOM, Inc. of San Diego, USA and Gemini Genomics PLC of Cambridge, England announced on 29 May 2001 that they have agreed to merge their businesses in a US$238 million stock-for-stock exchange. Lovells is acting for SEQUENOM.

SEQUENOM is a leader in the world-wide effort to identify genes and genetic variations with significant impact on human health. Gemini Genomics is a clinical genomics company focused on the discovery and commercialisation of novel gene-based drug discovery targets. The merger will combine SEQUENOM's cutting edge genetic technology platforms and disease gene discovery program with Gemini Genomics' extensive collection of clinical genomics data and samples, creating a combined group with the resources to expedite disease gene identification, target discovery and drug development.

The merger will be effected by means of a scheme of arrangement between Gemini Genomics and its shareholders under section 425 of the UK Companies Act 1985. It will fall within the exemption from registration requirements provided by section 3(a)(10) of the US Securities Act of 1933. Completion is expected to occur in the third calendar quarter of 2001.

The Lovells team is led by partner John Davidson and UK/US-qualified senior associate Randal Barker, with tax partner Philip Gershuny leading on the tax aspects. SEQUENOM is advised on US law matters by partner Brad Peck, senior associate Nader Bitar and associate Patrick Loofbourrow of the San Diego office of Cooley Godward LLP. Gemini Genomics is advised by Martha McGarry and Michael Hatchard of the New York and London offices respectively of Skadden, Arps, Slate, Meagher & Flom LLP.

Speaking for the Lovells team, John Davidson said:

"The merger is another example of the strength of Lovells' cross-border mergers and acquisitions practice. We are very pleased to have played our part for SEQUENOM in negotiating and announcing the transaction on a very tight timetable."

Ends....
Notes to Editors follow

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Notes to Editors:

1. SEQUENOM, Inc. (NASDAQ: SQNM) is a leader in the world-wide effort to identify genes and genetic variations with significant impact on human health. Using its innovative technologies, information and scientific strategy, the company translates data generated from the Human Genome Project into medically important applications. Breaking through the limitations of traditional genomic research, SEQUENOM's MassARRAY(TM) product line, SNP assay portfolio and disease gene discovery program are generating results that position SEQUENOM and its partners to lead the race in developing genetics-based diagnostic and therapeutic products.

2. Gemini Genomics PLC (NASDAQ: GMNI) is a clinical genomics company focused on the discovery and commercialisation of novel gene-based drug discovery targets. Because it is clear that a comprehensive understanding of disease depends on the integration of genetics, proteomics, environmental factors, and clinical and medical information from human volunteers, Gemini Genomics' approach has been to collect and analyse that information from a wide range of human population groups, including twins, disease-affected families, isolated (founder) populations and drug trial subjects. By investing in leading edge bioinformatics, molecular and computational biology and other technologies, Gemini Genomics has been able to apply these resources effectively to the acceleration of disease gene identification, target discovery and drug development.

For further information please contact:

John Davidson, partner               020 7296 2023
Edmund McMahon Turner, Press Office  020 7296 5631

http://www.lovells.com

Investors and security holders of SEQUENOM are urged to read the Proxy Statement regarding the proposed merger when it becomes available. It will contain important information about the transaction. Investors and securities holders may obtain a free copy of the Proxy Statement when it is available and other documents filed with the Securities and Exchange Commission at the web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from SEQUENOM.

SEQUENOM and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of SEQUENOM with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in SEQUENOM's Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is also available free of charge at the SEC web site, www.sec.gov, and from SEQUENOM.

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WHERE YOU CAN FIND FOR MORE INFORMATION:

Investors and security holders of Sequenom, Inc. are urged to read the Proxy Statement regarding the proposed merger between Sequenom and Gemini Genomics PLC when it becomes available because it will contain important information about the transaction. The Proxy Statement will be filed with the Securities and Exchange Commission by Sequenom, Inc. Investors and securities holders may obtain a free copy of the Proxy Statement (when it is available) and other documents filed with the Commission at the Commission's web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Sequenom, Inc., 3595 John Hopkins Court, San Diego, CA 92121, (858) 202-9000.

Sequenom, Inc. and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Sequenom, Inc. with respect to the transactions contemplated by the transaction agreement. Information regarding such officers and directors is included in Sequenom, Inc.'s Proxy Statement for its 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2001. This document is available free of charge at the Securities and Exchange Commission web site at http://www.sec.gov. and from Sequenom, Inc.

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